Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

Drew Industries Incorporated Announces New Credit Agreements

White Plains, New York - December 2, 2008 - Drew today announced that it and its subsidiaries, Kinro, Inc. and Lippert Components, Inc. (the “Company”), entered into a new $50 million revolving credit facility with JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. (collectively, the “Lenders”), which expires in November 2011. This new credit facility replaces the Company’s previous $70 million credit facility which was scheduled to expire in June 2009.

Interest on borrowings from the credit facility can be designated from time to time by the Company as either LIBOR-based, or Prime Rate-based. Interest on LIBOR-based borrowings will be LIBOR plus additional interest ranging from 2% to 2.8% (currently 2%). Interest on Prime Rate-based borrowings will be the Prime Rate, as defined (but not less than 2.5%), plus additional interest ranging from 0% to 0.8% (currently 0%). The additional interest will depend on the Company’s performance and financial condition. Interest rates under the new credit facility are generally higher than under the prior credit facility. Drew currently has no borrowings under either the new or prior credit facility.

Simultaneously, the Company entered into a $125 million shelf-loan facility with Prudential Investment Management, Inc., and its affiliates (“Prudential”), replacing the Company’s previous $60 million shelf-loan facility with Prudential, of which $25 million remained. The Company had previously borrowed $35 million under the shelf-loan facility, in two separate transactions, of which $6 million is currently outstanding.

The new shelf-loan facility provides for Prudential to consider purchasing, at the Company’s request, in one or a series of transactions, Senior Promissory Notes of the Company in the aggregate principal amount of up to $125 million, to mature no more than twelve years after the date of original issue of each Note. Prudential has no obligation to purchase the Notes. Interest payable on the Notes will be at rates determined within five business days after the Company issues a request to Prudential. The shelf-loan facility expires in November 2011.

Borrowings under both the credit facility and the shelf-loan facility are secured on a pari passu basis by first priority liens on the capital stock or other equity interests of each of the Company’s direct and indirect subsidiaries. Pursuant to the credit facility and the shelf-loan facility, the Company is required to meet certain financial covenants, with which the Company is currently in compliance.

Other than for normal working capital purposes, which are not expected to be significant, the Company does not currently have any plans to borrow under either the credit facility or the shelf-loan facility.

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Drew Industries / page 2 of 2

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 36 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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